UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 14, 2008

ARKANOVA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51612

(Commission File Number)

68-0542002

(IRS Employer Identification No.)

21 Waterway Avenue, Suite 300, The Woodlands, TX 77381

(Address of principal executive offices and Zip Code)

(281) 362-2787

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2008, our company entered into a Stock Option and Subscription Agreement with Reginald Denny, our Chief Financial Officer. Pursuant to the terms of the agreement, we agreed to grant 100,000 stock options in consideration for continued services by Mr. Denny as Chief Financial Officer. Each option is exercisable at a price of $0.12 per share until expiry on November 19, 2013.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2008, we repriced the exercise price of the following outstanding stock options to $0.10:

Name	Number	Previous Exercise Price	Expiry Date
Pierre Mulacek	300,000	$1.30	April 23, 2012
Erich Hofer	300,000	$1.35	April 25, 2012
Reginald Denny	200,000	$1.70	October 18, 2012

Pierre Mulacek is the Chief Executive Officer and director of our company, Reginald Denny is the Chief Financial Officer of our company and Erich Hofer is a director of our company. Mr. Mulacek and Mr. Hofer abstained from approving the repricing with respect to their own respective options. In addition, our company entered into an Amended and Restated Stock Option Agreement with Reginald Denny to alter the vesting provisions of the 200,000 stock option previously granted to Mr. Denny pursuant to a Stock Option and Subscription Agreement dated October 18, 2007. The Amended and Restated Stock Option Agreement altered the vesting of the stock options such that 100,000 stock options vested on October 18, 2007 and the remaining 100,000 stock options vested on October 18, 2008.

Item 8.01 Other Events

In addition to the repricing of options set out under Item 5.02 herein, we repriced an additional 80,000 options granted to a current employee of our company from $1.55 per share to $0.10 per share.

Item 9.01 Financial Statements and Exhibits.

99.1	Amended and Restated Stock Option Agreement dated November 14, 2008 between our company and Reginald Denny.
99.2	Stock Option and Subscription Agreement dated November 19, 2008 between our company and Reginald Denny.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANOVA ENERGY CORPORATION

By: /s/ Pierre Mulacek

Name: Pierre Mulacek

Title: Chief Executive Officer

Dated: November 20, 2008

CW1826544.2